Exhibit 99.1

KFX INC. COMPLETES 14,400 TON SILO AT GILLETTE PLANT

Completes Buckeye Industrial Mining Co. Acquisition

DENVER, April 4, 2006 -- KFx Inc. (Amex: KFX) today reported completion of two corporate developments. First, the Company announced that its new 14,400 ton silo is operational at the Company’s 750,000 ton-per-year K-Fuel™ facility in Gillette, Wyoming.  Completion of the silo was required to meet railroad unit train loading requirements.  Second, on April 3, 2006, the Company completed its previously announced acquisition of Buckeye Industrial Mining Co. from the Keller Group, Inc.

“The completion of our 14,400 ton silo and the closing of the Buckeye acquisition both set the stage for load-out of our first unit train for customer delivery, which remains on target for this spring,” commented Mark Sexton, CEO.  “The addition of Buckeye’s experienced coal marketing and mining team signals our focus on the next phase of our business plan, and further strengthens our management team at a critical time for the Company’s growth.”

Completion of 14,400 Ton Silo at KFx’s 750,000 TPY Gillette, WY Facility
With the completion of its silo, KFx continues to expect to commence loading and shipping unit trains with K-Fuel™ product beginning in the spring of this year.  Prior to commencing continuous operations and the ramp-up of the plant to full production, KFx personnel are conducting final inspections and modifications to the processors and all sub-systems to insure that the equipment, process, quality control systems and handling controls are in proper working order following the commissioning phase.

Completion of Buckeye Acquisition
The total purchase price for the acquisition of Buckeye Industrial Mining Co. was $37.5 million, consisting of $35.0 million in cash and $2.5 million in KFx common stock.  Buckeye's primary business is to mine, process and sell coal to power generating facilities and industrial users.  The acquisition of Buckeye continues KFx's strategy to transition from an energy technology company into an energy production company. The Company believes the acquisition will add value through access to Buckeye's established markets, infrastructure, and coal reserves. The expected benefits of the acquisition include operating cash flow and the addition of an experienced coal marketing and mining team.

KFx Inc.ï55 Madison StreetïSuite 500ïDenver, Colorado 80206ïTel: (303) 293-2992ïFax: (303) 293-8430

About KFx
KFx Inc. offers combined energy, environmental and economic solutions to coal-fired power generating facilities and industrial coal users in the United States and internationally.  Our proprietary K-Fuel™ process uses heat and pressure to physically and chemically transform high moisture, low-Btu coals, such as subbituminous coal and lignite, into a more energy efficient, lower-emission fuel.  A co-benefit of the K-Fuel™ process is the removal of significant amounts of impurities, including mercury, and the reduction of emissions of sulfur dioxide and nitrogen oxide.

Please visit www.kfx.com for more information.

Forward Looking Statements
Statements in this news release that relate to future plans or projected results of KFx are 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the 'safe harbor' provisions of the PSLRA. Our actual results may vary materially from those described in any 'forward-looking statement' due to, among other possible reasons, the realization of any one or more of the risk factors described in our Annual Report on Form 10-K, or in any of our other filings with the Securities and Exchange Commission, all of which filings any reader of this news release is encouraged to study. Readers of this news release are cautioned not to put undue reliance on forward-looking statements.

Contact:	KFx Inc., Denver, CO
Analyst Contact:
Andreas Vietor, Director of Investor Relations
303-293-2992

or

Brainerd Communicators, Inc.
Media Contact:
Michele Clarke/Matt Hantz
212-986-6667

###